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EXHIBIT 23 -- CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into GBC's previously filed Registration Statement File No. 2-70047. It should be noted that we have not audited any financial statements of GBC subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.


ARTHUR ANDERSEN LLP

CHICAGO, ILLINOIS,

MARCH 25, 1999.